EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is made as of August 26, 2015 (the “Amendment”) to that certain Employment Agreement (“Agreement”) dated March 23, 2015 by and between Juniper Networks, Inc., a Delaware Corporation, with principal place of business located at 1133 Innovation Way, Sunnyvale, California 94089 (“Juniper”) and Mitchell Gaynor (“Gaynor”). The Parties agree as follows:

1.	Under Section 2 of the Agreement, Gaynor had committed to serve as General Counsel through May 19, 2015. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

“2.    General Counsel Service. Gaynor agrees to continue to serve as General Counsel of Juniper through at least October 18, 2015 or such other date in 2015 as the Parties may mutually agree in writing from time to time (the “Transition Date”). For the avoidance of doubt, during the Subsidiary Service Period (as defined below), Gaynor shall be a part-time employee of Juniper.”

2.
All references in the Agreement to “Employment End Date” are hereby amended to read as “Transition Date”. All references in the Agreement to “December 31, 2015” are hereby amended to read as “February 29, 2016”.

3.
In the third sentence of Section 3 of the Agreement, the word “director” is hereby replaced with the words “part-time employee or director”. The final sentence of Section 3 of the Agreement is hereby amended to read as follows: “For avoidance of doubt, no additional vesting of awards granted under Juniper’s 2006 Equity Incentive Plan shall occur during the Subsidiary Service Period.” In the second sentence of Section 4, the phrase “on or before forty-fifth (45) day following the Employment End Date” is amended to read “in January 2016.” At the end of Section 4, a further proviso is added at the end of such Section to read “provided, further, that no amount specified in (iii) will be paid later than March 15, 2016.”

4.	Except as noted above, all provisions of the Agreement remain unchanged and in full force and effect.

The Parties knowingly and voluntarily sign this Amendment as of the date(s) set forth below:

Date:	September 4, 2015	Mitchell Gaynor
/s/ Mitchell Gaynor

Date:	September 4, 2015	JUNIPER NETWORKS, INC.
By: /s/ Rami Rahim
Name: Rami Rahim